Exhibit 1.1

UNDERWRITING AGREEMENT

______, 2018

Network 1 Financial Securities, Inc.

The Galleria, Penthouse

2 Bridge Avenue, Building 2

Red Bank, NJ 07701

Ladies and Gentlemen:

Subject to the terms and conditions herein (this “Agreement”), ADiTx Therapeutics, Inc., a Delaware corporation (the “Company”), hereby agrees to sell a minimum of 1,000,000 units (the “Units”), or such greater amount of Units required for approval of the Company’s securities to commence trading on the NASDAQ Capital Market (the “Minimum Offering Amount”), each Unit consisting of one share of common stock (the “Shares”), par value $0.001 per share (the “Common Stock”), and one warrant (the “Warrants”) to purchase one share of Common Stock (the “Warrant Shares”) for $7.50 per share from the date of issuance until the third anniversary date of the date of issuance, and a maximum of 1,666,666 of Units (the “Maximum Offering Amount”) directly to investors (each, an “Investor,” and collectively, the “Investors”), through Network 1 Financial Securities, Inc., as placement agent (the “Underwriter”), in a “Tier 2 Offering” under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”). The Units, the Shares, the Warrants and, where applicable, the Warrant Shares, are collectively referred to as the “Securities.”

The Securities shall be offered and sold under the Company’s offering statement on Form 1-A (File No. 024-10825) (the “Offering Statement”). The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a subscription agreement (the “Subscription Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Investors for each Unit shall be $6.00 (the “Offering Price”). The Underwriter may retain other duly qualified brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The Company hereby confirms its agreement with the Underwriter as follows:

Section 1.            Agreement to Act as Underwriter.

(a)	The Offering; Fee. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Underwriter shall be the exclusive Underwriter in connection with the offering and sale by the Company of the Units pursuant to the Offering Statement (the “Offering”). The Underwriter will act on a reasonable “best efforts” basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Units, or any portion thereof, in the prospective Offering. The Offering will be on a “best efforts” basis with respect to the offering and sale of the Minimum Offering Amount and a maximum of the Maximum Offering Amount of the Units. Under no circumstances will the Underwriter or any of its Affiliates (as defined below) be obligated to underwrite or purchase any of the Units for its own account or otherwise provide any financing. The Underwriter shall act solely as the Company’s agent in connection with the Offering, and not as a principal. The Underwriter shall have no authority to bind the Company with respect to any prospective offer to purchase Units and the Company shall have the sole right to accept offers to purchase Units and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Units shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). As compensation for services rendered, on each Closing Date, the Company shall pay to the Underwriter the fees and expenses set forth below:

(i)        A cash fee equal to seven percent (7%) of the aggregate gross proceeds received by the Company from the sale of the Units at each Closing of the Offering.

(ii)       A non-accountable expense allowance equal to one percent (1%) of the aggregate gross proceeds received by the Company from the sale of the Units at each Closing of the Offering.

(b)	Underwriter’s Warrant. The Company hereby agrees to issue and sell to the Underwriter (and/or its permitted designees) on each Closing Date a warrant to purchase an amount of Shares (“Underwriter’s Warrant”), equal to an aggregate of ten percent (10)% of the Shares underlying the Units (the “Underwriter’s Warrant Shares”) sold in the Offering, for an aggregate purchase price of $10.00 at the Initial Closing Date. The Underwriter’s Warrant, in substantially the form attached hereto as Exhibit A, shall be exercisable, in whole or in part, commencing on a date which is 180 days after the Qualification Date (as defined below) or commencement of sales of the Units in the Offering and expiring on the fifth-year anniversary of the Qualification Date (as defined below) or commencement date of sales of Units in the Offering, at an initial exercise price per share of $7.50, which is equal to 125% of the Offering Price of the Units. The Underwriter’s Warrants and the Underwriter’s Warrant Shares are hereinafter referred to together as the “Underwriter’s Securities”. The Underwriter understands and agrees that there are significant restrictions pursuant to the Financial Industry Regulatory Authority’s (“FINRA”) Rule 5110 against transferring the Underwriter’s Securities during the one hundred eighty (180) days after the Qualification Date or commencement date of sales of Units in the Offering and by its acceptance thereof, the Underwriter agrees that it will not sell, transfer, assign, pledge or hypothecate the Underwriter’s Securities, or any portion thereof, and that it will not engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriter’s Securities for a period of one hundred eighty (180) days following the Qualification Date of commencement date of sales of Units in the Offering to anyone other than (i) a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of an Underwriter’s Warrant shall be made on each Closing Date and shall be issued in the name or names and in such authorized denominations as the Underwriter may request.

(c)	Term. The term of the Underwriter’s exclusive engagement will be until the completion of the Offering (the “Exclusive Term”); provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon 20 days written notice to the other party. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement for a period of two years from the such date. Nothing in this Agreement shall be construed to limit the ability of the Underwriter or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

Section 2.              Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Underwriter as of the date hereof, and as of each Closing Date, as follows:

(a)	Securities Law Filings. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) the Offering Statement under the Securities Act, which was initially filed with the Commission on March 30, 2018 for the qualification of the Securities under Tier 2 of Regulation A under the Securities Act and which, as amended, was qualified by the Commission on ______, 2018 (the “Qualification Date”).

(b)	Assurances. The Offering Statement, as amended, (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by Regulation A under the Securities Act. Each of the Offering Statement and any post-qualification amendment thereto, at the time it was qualified, complied in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Except for this Agreement, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (i) have not been filed as required pursuant to the Securities Act or (ii) will not be filed within the requisite time period. Except for this Agreement, there are no contracts or other documents required to be described in the Offering Statement, or to be filed as exhibits or schedules to the Offering Statement, which have not been described or filed as required.

(c)	Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to each Closing Date, any offering material in connection with the offering and sale of the Securities other than the Offering Statement and any other materials permitted by Regulation A of the Securities Act.

(d)	Subsidiaries. The Company has no subsidiaries.

(e)	Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company or in its ability to perform its obligations under this Agreement (a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(f)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g)	No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(h)	Filings, Consents and Approvals. Other than the filing of this Agreement with FINRA and the Commission (and receiving qualification on Form 1-A therefrom), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby.

(i)	Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the Offering Statement and the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”) imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrants and Underwriter’s Warrants, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Underwriter’s Warrant Shares, when issued in accordance with the terms of the Underwriter’s Warrants, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Offering Statement, including the maximum number of shares of Common Stock issuable upon the exercise of the Warrants and Underwriter’s Warrants underlying the Units.

(j)	Capitalization. The capitalization of the Company is as set forth in the Offering Statement. The Company has not issued any capital stock since the Qualification Date. Other than as disclosed in the Offering Statement, (i) no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Offering Statement; (ii) except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities of the Company ; (iii) the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities; (iv) there are no outstanding securities or instruments of the Company that contain any redemption of similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company ; (v) the Company does not have any stock appreciation rights of “phantom stock” plans or agreements or any similar plan or agreement and (vi) there are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.

(k)	Financial Statements. The financial statements of the Company included in the Offering Statement comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain accruals normally made on an annual basis or all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(l)	Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included within the Offering Statement, except as specifically disclosed in a filing made with the Commission prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting except as may be required or permitted by GAAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company option plans. Except as disclosed in the Offering Statement, the Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by the Offering Statement and the Transaction Documents, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(m)	Litigation. Except as set forth in the Offering Statement, there is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the transactions contemplated pursuant to the Offering Statement or the Transaction Documents or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the qualification of any Offering Statement filed by the Company under the Securities Act.

(n)	Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)	Compliance. Except as disclosed in the Offering Statement, the Company: (i) is neither in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(p)	Environmental Laws. The Company (i) is in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), or (ii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)	Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Offering Statement, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of Proceedings relating to the revocation or modification of any Material Permit.

(r)	Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with which the Company are in compliance.

(s)	Patents and Trademarks. Except as set forth in the Offering Statement, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its respective businesses as described in the Offering Statement and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has not received, since the date of the latest financial statements included within the Offering Statement, a notice (written or otherwise) of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)	Insurance. The Company and is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged, including, but not limited to, directors and officers insurance coverage. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(u)	Transactions with Affiliates and Employees. Except as set forth in the Offering Statement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(v)	Certain Fees. Except as set forth in the Offering Statement, no brokerage or finder’s fees or commissions are or will be payable the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Offering Statement. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section (v) that may be due in connection with the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Offering Statement.

(w)	Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as.

(x)	Registration Rights. Except as set forth in the Offering Statement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(y)	Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Offering Statement and the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Offering Statement. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in the Securities. All of the disclosure furnished by or on behalf of the Company to the Investors in connection with the Offering regarding the Company and its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the 12 months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(z)	No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in the Transaction Documents, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Securities to be integrated with contemporaneous or prior offerings by the Company for purposes of the Securities Act.

(aa)	Indebtedness. The Offering Statement sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company or has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in the Offering Statement, the Company is not in default with respect to any Indebtedness.

(bb)	Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc)	Foreign Corrupt Practices. Neither the Company nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully as required by law any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)	Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriter in connection with the placement of the Securities.

(ee)	Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ff)	U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Investor’s request.

(gg)	Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(hh)	Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)	FINRA Affiliations. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

(jj)	Lock-Up Agreements. Schedule A hereto contains a complete and accurate list of the Company’s officers and directors (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Underwriter an executed Lock-Up Agreement, in the form attached hereto as Exhibit B (the “Lock-Up Agreement”), prior to the execution of this Agreement.

Section 3.            Delivery and Payment.

(a)	Closing. Each Closing shall occur at the offices of Magri Law, LLC (“Underwriter Counsel”) (or at such other place as shall be agreed upon by the Underwriter and the Company). Subject to the terms and conditions hereof, at each Closing, payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Underwriter may request at least one Business Day before the time of purchase (as defined below). Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Underwriter Counsel. All actions taken at a Closing shall be deemed to have occurred simultaneously.

(b)	Escrow. The purchase price for the Securities sold on such Closing Date will be paid in accordance with that certain Escrow Agreement, dated ________, 2018 (the “Escrow Agreement”), by and between the Company, the Underwriter, and MVB Bank, Inc., as Escrow Agent (the “Escrow Agent”), by checks, and such checks shall be made payable to the order of “MVB Bank, Inc., as Escrow Agent for ADiTx Therapeutics, Inc.” at 301 Virginia Ave, Fairmont, WV 26554 or wire transfer to MVB Bank, Inc. for credit to “MVB Bank, Inc., as Escrow Agent for ADiTx Therapeutics, Inc.,” in each case, with the name and address of the individual or entity making payment. Failure to do so will result in checks being returned to the investor who submitted the check provided that the Underwriter will transmit any check received by it to the escrow agent no later than noon of the next business day. The parties hereto acknowledge and agree that in the event that the Company and Underwriter advise the Escrow Agent in writing that the offering of the Units has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return the funds paid by each Investor to said Investor without interest or offset.

Section 4.            Covenants and Agreements of the Company. The Company further covenants and agrees with the Underwriter as follows:

(a)	Offering Statement Matters. The Company will advise the Underwriter promptly after it receives notice thereof of the time when any amendment to the Offering Statement has been filed or becomes effective and will furnish the Underwriter with copies thereof. The Company will file promptly any reports and filings required to be filed by the Company with the Commission pursuant to the rules and regulations of the Commission subsequent to the date of the Offering Statement and for so long as the delivery of an Offering Statement is required in connection with the Offering. The Company will advise the Underwriter, promptly after it receives notice thereof (i) of any request by the Commission to amend the Offering Statement or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the qualification of the Offering Statement or any post-qualification amendment thereto, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any Proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Offering Statement or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new Offering Statement and use its best efforts to have such new Offering Statement declared effective as soon as practicable.

(b)	Blue Sky Compliance. The Company will cooperate with the Underwriter and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Underwriter and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than an Offering Statement. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Securities. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any Proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c)	Transfer Agent; Warrant Agent. The Company will maintain, at its expense, a registrar, transfer agent, and warrant agent for the Common Stock and the Warrants.

(d)	Periodic Reporting Obligations. For 12 months following the Offering, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under Regulation A of the Securities Act within the time periods and in the manner required by Regulation A of the Securities Act.

(e)	Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Underwriter or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Underwriter and the Company. The Company agrees that the Underwriter may rely upon, and each is a third-party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(f)	Company Lock-Up Agreement. The Company, on behalf of itself and any successor entity, agrees that without the prior written consent of the Underwriter, it will not, for a period of 180 days after the date of this Agreement (the “Lock- Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; file or cause to be filed any Offering Statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such securities, in cash or otherwise. The restrictions contained in this subsection) shall not apply to (i) the Securities to be sold to the Investors under the Subscription Agreements or the Securities issuable upon the exercise of the Underwriter’s Warrant, or (ii) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, of which the Underwriter has been made aware, or (iii) the issuance of stock options to employees, directors and consultants pursuant to equity compensation plans described in the Offering Statement or any compensation plans to be adopted by the Company in the future.

Section 5.            Representations and Warranties of the Underwriter; Agreements of the Underwriter. The Underwriter represents and warrants and covenants to the Company that:

(a)	The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “testing-the-waters” communication used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), provided that “issuer information” (as defined in Rule 433 under the Act) within the meaning of this (a) shall not be deemed to include information prepared by the Underwriter on the basis of, or derived from, “issuer information”.

(b)	The Underwriter is a member of FINRA and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering.

(c)	No agreement will be made by the Underwriter with any person permitting the resale, repurchase or distribution of any Units, Common Stock or Warrants purchased by such person.

(d)	Except as otherwise consented to by the Company, the Underwriter has not and will not use or distribute any written offering materials other than the preliminary offering circular included in the Offering Statement (the “Offering Circular”), pricing disclosure materials and the final Offering Circular. The Underwriter has not and will not use any “broker-dealer use only” materials with members of the public, or has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Statement in connection with offers or sales of the Units.

(e)	Neither the Underwriter, nor any director or executive officer of the Underwriter is subject to the disqualification provisions of Rule 262 of Regulation A. No registered representative of the Underwriter, or any other person being compensated by or through the Underwriter for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of Regulation A.

(f)	No agreement will be made by the Underwriter with any person permitting the resale, repurchase or distribution of any Securities purchased by such person.

Section 6.            Closing Conditions. The obligations of the Underwriter hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)	Accountants’ Comfort Letter. On the date hereof, the Underwriter shall have received, and the Company shall have caused to be delivered to the Underwriter, a letter from Dbbmckennon, CPA, the independent registered public accounting firm of the Company, with respect to the Company’s balance sheet as of December 31, 2017 and the related statements of operations, stockholders’ deficit, and cash flows, for the period from September 28, 2017 (Inception) through December 31, 2017, addressed to the Underwriter, dated as of the date hereof, in form and substance satisfactory to the Underwriter. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the applicable Offering Statement, which, in the Underwriter’s sole judgment, is material and adverse and that makes it, in the Underwriter’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by the Offering Statement.

(b)	Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. The Offering Statement shall have been duly filed with the Commission, as appropriate; no stop order suspending the qualification of the Offering Statement or any part thereof shall have been issued and no Proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Offering Circular shall have been issued and no Proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no Proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements. The Underwriter shall be authorized to engage in Regulation A offering under the rules of FINRA or in any jurisdiction in which Securities are sold.

(c)	Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Offering Statement, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Underwriter Counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 6.

(d)	No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, after consultation with the Company, there shall not have occurred any Material Adverse Effect, other than as set forth in or contemplated by the Offering Statement.

(e)	Opinion of Counsel for the Company. The Underwriter shall have received on each Closing Date the favorable opinion of Sheppard, Mullin, Richter & Hampton LLP, legal counsel to the Company, dated as of such Closing Date, including, without limitation, a negative assurance letter addressed to the Underwriter and in form and substance satisfactory to the Underwriter.

(f)	Opinion of Counsel for the Underwriter. The Company shall have received on each Closing Date the favorable opinion of Magri Law, LLC, legal counsel to the Underwriter, dated as of such Closing Date, including, without limitation, a negative assurance letter addressed to the Company and in form and substance satisfactory to the Company.

(g)	Officers’ Certificate. The Underwriter shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Underwriter shall be satisfied that, the signers of such certificate have reviewed the Offering Statement, and this Agreement and to the further effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)         No stop order suspending the qualification of the Offering Statement has been issued and no Proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no Proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii)         When the Offering Statement was qualified, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Offering Statement, when such document became qualified or was filed with the Commission, contained all material information required to be included therein by Regulation A of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of Regulation A of Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Offering Statement, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein) and, since the effective date of the Offering Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth therein which has not been so set forth; and

(iv)         Subsequent to the respective dates as of which information is given in the Offering Statement, there has not been: (A) any Material Adverse Effect; (B) any transaction that is, or series of transactions that are, material to the Company taken as a whole, except transactions entered into in the ordinary course of business; (C) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business; (D) any material changes in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company ; (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (F) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

(h)	Bring-down Comfort Letter. On each Closing Date, the Underwriter shall have received from Dbbmckennon, CPA, or such other independent registered public accounting firm of the Company, a letter dated as of such Closing Date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 1, except that the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to such Closing Date.

(i)	Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A providing for the registration pursuant to Section 12(b) under the Shares Exchange Act of 1934, as amended (the “Exchange Act”), of the shares of Common Stock. The registration of the shares of Common Stock under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(j)	Stock Exchange Listing. Prior to the initial Closing Date, the shares of Common Stock have been approved for listing, subject to notice of issuance, on The NASDAQ Capital Market (the “Exchange”), and the Company has taken no action designed to, or likely to have the effect of, delisting the shares of Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as described in the Offering Statement and the Offering Circular.

(k)	Underwriter’s Warrant. On or before each Closing Date, the Underwriter shall have received executed copies of the Underwriter’s Warrant.

(l)	Lock-Up Agreements. Schedule A hereto contains a complete and accurate list of the Company’s officers, directors and each owner of at least 5% of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock), as well as other holders of shares of Common Stock heretofore agreed upon between the Underwriter and the Company (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Underwriter an executed Lock-Up Agreement, in the form attached hereto as Exhibit B (the “Lock-Up Agreement”), prior to the execution of this Agreement. On or before the date of this Agreement, the Company shall have delivered to the Underwriter executed copies of the Lock-Up Agreements from each of the persons listed in Schedule A hereto.

(m)	Additional Documents. On or before each Closing Date, the Underwriter and Underwriter’s Counsel for the Underwriter shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 7 (Payment of Expenses), Section 8 (Indemnification and Contribution) and Section 9 (Representations Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 7.            Payment of Expenses.

(a)	Expenses. The Company will bear all fees, disbursements and expenses in connection with the proposed Offering, including, without limitation: the Company’s legal and accounting fees and disbursements; the costs of preparing, printing, mailing and delivering the Offering Statement, and the preliminary and final Offering Circular, post-qualification amendments and supplements thereto, this Agreement and related documents (all in such quantities as the Underwriter may reasonably require); the fees and expenses of the transfer agent and registrar for the Securities; clearing fees and DTC fees; preparing and printing stock certificates and warrant certificates; the costs of any “due diligence” meetings; all reasonable and documented fees and expenses for conducting a net road show presentation; all filing fees (including SEC filing fees) and communication expenses relating to the registration of the Shares to be sold in the Offering; FINRA filing fees; transfer taxes, if any, payable upon the transfer of securities from the Company to the Underwriter. In addition to the foregoing, the Company shall be obligated to reimburse the Underwriter for its out-pocket expenses up to a maximum of $75,000 (inclusive of the $65,000 advance previously paid by the Company to the Underwriter for out-of-pocket accountable expenses (the “Advance”)), including a maximum of $15,000 for background checks of the Company’s officers and directors; and up to $2,500 for the preparation of bound volumes and Lucite cube mementos in such quantities as the Underwriter may reasonably request.

(b)	Termination of Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriter its actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of Underwriter Counsel) up to $75,000, inclusive of any Advance, and upon demand, the Company shall pay the full amount thereof to Underwriter; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. Notwithstanding the foregoing or anything contained herein to the contrary, any Advance will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

Section 8.            Indemnification and Contribution.

(a)	The Company agrees to indemnify and hold harmless the Underwriter, its affiliates and each person controlling the Underwriter (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Underwriter, its affiliates and each such controlling person (the Underwriter, and each such entity or person, an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any Actions, whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement, or any amendment or supplement thereto or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Statement in reliance upon and in conformity with written information furnished to the Company by the related Underwriter specifically for use in the preparation thereof.

(b)	Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Underwriter, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Underwriter, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Underwriter (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c)	In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Underwriter and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriter and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Underwriter pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Underwriter on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Underwriter under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d)	The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e)	The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

Section 9.            Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement for a period of three years. A successor to an Underwriter, or to the Company, its or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 10.          Notices. All communications hereunder shall be in writing and shall be e-mailed, mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

Network 1

Financial Securities, Inc.

Galleria, Penthouse

2 Bridge Avenue, Building 2

Red Bank, NJ 07701

Attn: Damon D. Testaverde, Director of Investment Banking

Fax No.: (732) 758-6671

With a copy (which shall not constitute notice) to:

Magri Law, LLC

2642 NE 9th Ave.

Fort Lauderdale, FL 33334

Attn: Philip Magri

Email: pmagri@magrilaw.com

Fax No.: (646) 836-9200

If to the Company:

ADiTx Therapeutics, Inc.

11161 Anderson Street, Suite 105-10014

Loma Linda, CA 92354

Attn: Amro Albanna, Chief Executive Officer

Telephone: (909) 488-0844

With a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Attn: Richard A. Friedman

Telephone: (212) 653-8700

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11.             Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 12.             Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13.             Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Underwriter and the Company: (i) agrees that any legal suit, action or Proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York (Borough of Manhattan), or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or Proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or Proceeding. Each of the Underwriter and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or Proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or Proceeding, and service of process upon the Underwriter mailed by certified mail to the Underwriter’s address shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or Proceeding. Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither the Underwriter nor its affiliates, and the respective officers, directors, employees, agents and representatives of the Underwriter, its affiliates and each other person, if any, controlling the Underwriter or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. If either party shall commence an action or Proceeding to enforce any provision of this Agreement, then the prevailing party in such action or Proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or Proceeding.

Section 14.             General Provisions.

(a)	This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated March 14, 2018, between the Company and the Underwriter, as amended (the “Engagement Agreement”), shall continue to be effective and the terms therein shall continue to survive and be enforceable by the in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party hereto whom the condition is meant to benefit. Section headings herein are for the convenience of the parties hereto only and shall not affect the construction or interpretation of this Agreement.

(b)	The Company acknowledges that in connection with the Offering: (i) the Underwriter has acted at arms’ length, and is not agents of, and owes no fiduciary duties to, the Company or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the Offering.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ADITX THERAPEUTICS, INC.

By:
Name: Amro Albanna
Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

NETWORK 1 FINANCIAL SECURITIES, INC.

By:
Name: Damon D. Testaverde
Title: Director of Investment Banking

Schedule A

[LIST OF LOCK-UP PARTIES]

Exhibit A

[FORM OF UNDERWRITER’S WARRANT]

Exhibit B

[FORM OF LOCK-UP AGREEMENT]